EXHIBIT 99.1

CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2005

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2005.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our results of operations for this period have been finally compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we do not attempt to provide guidance on:

(a)                            production which may be obtained through future exploratory drilling;

(b)                           dry hole and abandonment costs that may result from future exploratory drilling;

(c)                            the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”;

(d)                           gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance; and

(e)                            capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur.

As discussed in “Capital Expenditures”, a significant portion of our 2005 planned exploration and development expenditures relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than development prospects.  To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.  Actual results from our exploratory drilling activities, when ultimately reported, may have a material impact on the estimates of oil and gas production and exploration costs stated in this guidance.

Summary of Estimates

The following table sets forth certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2005.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.  Production estimates for the remainder of 2005 have been adjusted to give effect to the sale of certain non-operated properties in Louisiana.  See “Supplemental Information.”

	Year Ending December 31, 2005
	Actual	Actual	Actual	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Dollars in thousands, except per unit data)
Average Daily Production:
Gas (Mcf)	52,900	49,967	42,359	33,000 to 37,000
Oil (Bbls)	6,878	6,758	5,837	5,275 to 5,475
Natural gas liquids (Bbls)	733	736	565	525 to 625
Total gas equivalents (Mcfe)	98,566	94,931	80,771	67,800 to 73,600

Differentials:
Gas ($/Mcf)	$(.22)	$(.29)	$(.27)	$(.35) to $(.65)
Oil ($/Bbl)	$(2.01)	$(2.82)	$(3.24)	$(2.85) to $(3.45)
Natural gas liquids ($/Bbl)	$(22.34)	$(21.44)	$(26.19)	$(23.00) to $(27.00)

Costs Variable by Production ($/Mcfe):
Production expenses (including production taxes)	$1.42	$1.60	$2.29	$2.20 to $2.70
DD&A – Oil and gas properties	$1.30	$1.34	$1.46	$1.30 to $1.60

Other Revenues (Expenses):
Natural gas services:
Revenues	$2,581	$2,550	$2,572	$2,500 to $2,600
Operating costs	$(2,417)	$(2,374)	$(2,450)	$(2,350) to $(2,450)
Exploration costs:
Abandonments and impairments	$(11,270)	$(6,430)	$(13,863)	$(2,600) to $(3,600)
Seismic and other	$(788)	$(1,665)	$(5,123)	$(2,600) to $(3,400)
DD&A – Other	$(728)	$(722)	$(728)	$(725) to $(775)
General and administrative	$(2,518)	$(3,134)	$(5,483)	$(3,900) to $(4,100)
Interest expense	$(2,366)	$(2,566)	$(5,503)	$(4,100) to $(4,300)
Net gain (loss) on sales of property and equipment	$1,580	$467	$16,732	$—
Other income (expense)	$446	$650	$1,317	$600 to $700

Income Tax Rate:
Current and deferred	33%	32%	44%	35%

Weighted Average Shares Outstanding (in thousands):
Basic	10,792	10,800	10,810	10,800 to 10,900
Diluted	10,792	11,089	10,810	11,500 to 11,700

Capital Expenditures

The following table sets forth, by area, certain information about our planned exploration and development activities for 2005.

	Total
	Planned
	Expenditures
	Year Ended	Percentage
	December 31, 2005	of Total
	(In thousands)

Permian Basin	$81,200	47%
Louisiana	54,700	31%
South and east Texas	17,500	10%
Utah/Montana	12,500	7%
Mississippi/Alabama	6,900	4%
Other	2,100	1%
	$174,900	100%

Approximately 72% of the planned expenditures shown in the preceding table relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than developmental prospects.  To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.  Actual expenditures during 2005 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  We do not attempt to forecast our success rate on exploratory drilling.  Accordingly, these current estimates do not include any costs we may incur to complete our successful exploratory wells and construct the required production facilities for these wells.  Also, we are actively searching for other opportunities to increase our oil and gas reserves, including the evaluation of new prospects for exploratory and developmental drilling activities and potential acquisitions of proved oil and gas properties.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during 2005.

Supplementary Information

Oil and Gas Production

The following table summarizes, by area, our actual and estimated daily net production for each quarter during the year ending December 31, 2005.  These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2005
	Actual	Actual	Actual	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Gas (Mcf):
Permian Basin	16,156	16,063	17,300	16,370
Louisiana	15,272	14,604	8,528	3,011
Austin Chalk (Trend)	2,558	2,103	2,672	2,521
Cotton Valley Reef Complex	18,014	16,618	13,336	12,707
Other	900	579	523	391
	52,900	49,967	42,359	35,000

Oil (Bbls):
Permian Basin	3,332	3,281	3,131	3,098
Louisiana	1,474	1,494	809	424
Austin Chalk (Trend)	2,033	1,920	1,839	1,788
Other	39	63	58	65
	6,878	6,758	5,837	5,375

Natural Gas Liquids (Bbls):
Permian Basin	233	220	261	195
Austin Chalk (Trend)	337	392	220	347
Other	163	124	84	33
	733	736	565	575

These estimates include reductions in oil and gas production that have resulted from Hurricane Katrina in August 2005.  Any wells that have since been put on production are included in the fourth quarter estimates.  We currently estimate that most of the wells will be back on production by the first quarter of 2006.

Accounting for Derivatives

The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to September 30, 2005.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:

	Oil
	Bbls	Price
Production Period:
2006	1,140,000	$62.30

Floors:

	Gas		Oil
	MMBtu (a)	Floor	Bbls	Floor
Production Period:
4th Quarter 2005	1,840,000	$4.50	119,600	$28.00

Collars:

	Gas			Oil
	MMBtu (a)	Floor	Ceiling	Bbls	Floor	Ceiling
Production Period:
4th Quarter 2005 (b)	588,000	$4.00	$5.23	108,000	$23.00	$25.41
2006	2,024,000	$4.00	$5.21	613,000	$23.00	$25.32
2007	1,831,000	$4.00	$5.18	562,000	$23.00	$25.20
2008	1,279,000	$4.00	$5.15	392,000	$23.00	$25.07

	5,722,000			1,675,000

(a)          One MMBtu equals one Mcf at a Btu factor of 1,000.

(b)         The above table excludes a closed hedge position for 54,000 barrels of oil which will be settled during the fourth quarter of 2005 at a loss of $2.4 million.

Interest Rates

At September 30, 2005, substantially all of our long-term debt bears interest at a fixed rate of 7¾%.  However, we expect to borrow funds in the future on the revolving credit facility which bears interest at a variable rate.

The following summarizes information concerning our net positions in open interest rate swaps applicable to periods subsequent to September 30, 2005.

	Principal	Libor
	Balance	Rates
Period:
October 1, 2005 to November 1, 2005	$60,000,000	2.97%
November 1, 2005 to November 1, 2006	$55,000,000	4.29%
November 1, 2006 to November 1, 2007	$50,000,000	5.19%
November 1, 2007 to November 1, 2008	$45,000,000	5.73%

We did not designate any of the derivatives shown in the preceding tables as cash flow hedges under SFAS 133; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense).